NOTE AND WARRANT PURCHASE AGREEMENT

      THIS NOTE AND WARRANT PURCHASE AGREEMENT, dated as of January 14, 2005 (this "AGREEMENT"), is entered into by and between VITROTECH CORPORATION, a Nevada corporation (the "COMPANY"), and VITROBIRTH, LLC, a Delaware limited liability company (the "INVESTOR").

                                    RECITALS

      A. On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, up to four secured, convertible promissory notes in the aggregate principal amount of three million dollars ($3,000,000), together with related warrants to acquire shares of the Company's capital stock.

      B. Capitalized terms not otherwise defined in Section 12(p) of this Agreement shall have the meaning set forth in the form of secured, convertible promissory note attached hereto as EXHIBIT A.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, agree as follows:

      1. THE LOAN, NOTES AND WARRANTS.

            (a) Loan and Notes. On the terms and subject to the conditions of this Agreement, the Investor agrees to make a loan to the Company in an aggregate principal amount of up to three million dollars ($3,000,000) as follows:

                  (i) The Company agrees to issue and sell to the Investor, and, subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, a secured, convertible promissory note in the form of EXHIBIT A hereto in the principal amount of $1,500,000 (the "INITIAL NOTE");

                  (ii) The Company agrees to issue and sell to the Investor, and, subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, a secured, convertible promissory note in the form of EXHIBIT A hereto in the principal amount of $500,000 (the "SECOND NOTE");

                  (iii) The Company agrees to issue and sell to the Investor, and, subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, a secured, convertible promissory note in the form of EXHIBIT A hereto in the principal amount of $500,000 (the "THIRD NOTE"); and

                  (iv) The Company agrees to issue and sell to the Investor, and, subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, a secured, convertible promissory note in the form of EXHIBIT A hereto in the principal amount of $500,000 (the "FOURTH NOTE").

            (b) Warrant. In consideration for the purchase by the Investor of each of the Notes, the Company will issue to the Investor warrants in the form attached hereto as EXHIBIT B as follows (collectively, "WARRANTS"): (i) at the Initial Closing, Warrants to purchase 3,625,000 shares of Common Stock at the Warrant Price ("INITIAL Warrant"), (ii) at the Second Closing, Warrants to purchase 1,208,333 shares of Common Stock at the Warrant Price ("SECOND WARRANT"), (iii) at the Third Closing, Warrants to purchase 1,208,333 shares of Common Stock at the Warrant Price ("THIRD WARRANT"), and (iv) at the Fourth Closing, Warrants to purchase 1,208,334 shares of Common Stock. at the Warrant Price ("FOURTH WARRANT").

            (c) Delivery.

                  (i) The sale and purchase of the Initial Note and Initial Warrant shall take place at a closing (the "INITIAL CLOSING") to be held at such place and time as the Company and the Investor may determine (the "INITIAL CLOSING DATE"). At the Initial Closing, the Company will deliver to the Investor the Initial Note, Initial Warrant and a Registration Rights Agreement against receipt by the Company of $1,500,000. The Initial Note and Warrant will be registered in the Investor's name in the Company's records.

                  (ii) The sale and purchase of the Second Note and Second Warrant shall take place at a closing (the "SECOND CLOSING") to be held at such place and time as the Company and the Investor may determine (the "SECOND CLOSING DATE"). At the Second Closing, the Company will deliver to the Investor the Second Note, Second Warrant and a Registration Rights Agreement against receipt by the Company of $500,000. The Second Note will be registered in the Investor's name in the Company's records.

                  (iii) The sale and purchase of the Third Note and Third Warrant shall take place at a closing (the "THIRD CLOSING") to be held at such place and time as the Company and the Investor may determine (the "THIRD CLOSING Date"). At the Third Closing, the Company will deliver to the Investor the Third Note, Third Warrant and a Registration Rights Agreement against receipt by the Company of $500,000. The Third Note will be registered in the Investor's name in the Company's records.

                  (iv) The sale and purchase of the Fourth Note and Fourth Warrant shall take place at a closing (the "FOURTH CLOSING") to be held at such place and time as the Company and the Investor may determine (the "FOURTH CLOSING DATE"). At the Fourth Closing, the Company will deliver to the Investor the Fourth Note, Fourth Warrant and a Registration Rights Agreement against receipt by the Company of $500,000. The Fourth Note will be registered in the Investor's name in the Company's records.

            At any time, and from time to time, the Investor may, at its sole and exclusive option, convert all or any part of the principal and accrued interest outstanding under any or all of the Notes into fully paid and nonassessable shares of Common Stock of the Company at a conversion price per share of Common Stock equal to $0.12, subject to adjustment as provided in
Section 8 of the Notes.

            (d) Use of Proceeds. The Company shall use the proceeds of the sale and issuance of the Notes only for the purposes set forth on SCHEDULE 1 to this Agreement. Except as set forth on SCHEDULE 1 to this Agreement, no portion of such proceeds shall be used to pay or redeem all or any portion of any Indebtedness of the Company or any Subsidiary existing as of the Initial Closing Date.

            (e) Payments. The Company will make all cash payments due under the Notes in immediately available funds by 11:00 a.m. pacific time on the date such payment is due in the manner and at the address for such purpose specified below the Investor's name on the signature page hereto, or at such other address as the Investor or other registered holder of the applicable Note may from time to time direct in writing.

            (f) No Original Issue Discount. The Company and the Investor acknowledge and agree that the Warrant sold to the Investor in connection herewith is part of an investment unit, which includes the Initial Note, within the meaning of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended ("IRC"). As of the Initial Closing Date, the Company and the Investor further agree that as between the Company and the Investor, the fair market value of the right to buy one share of Common Stock under the terms as set forth in the Warrant purchased on the Initial Closing Date is equal to $0.001 and that, pursuant to Treas. Reg. Section 1.1273-2(h), a portion of the issue price of the investment unit (such amount being equal to $0.001 multiplied by the number of shares of Common Stock issuable upon exercise of such Warrant) will be allocable to such Warrant and the balance shall be allocable to the Initial Note purchased on the Initial Closing Date. The Company and the Investor agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. Section 1.1273, the original issue discount on the Initial Note shall be considered to be zero.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") furnished to the Investor prior to execution hereof and attached hereto as SCHEDULE 2 specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

            (b) Capitalization.

                  (i) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.001 per share. There are outstanding 158,720,389 shares of Common Stock and the Company has no other shares of capital stock outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (ii) Except as set forth on the Schedule of Exceptions: (A) there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated other than pursuant to the Company's 2004 Consultant Stock Plan, (B) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (C) the Company has no obligations (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The Company is not a party or subject to any agreement or understanding between any Person which affects or relates to the voting or giving of written consents concerning any security or by a director of the Company.

                  (iii) The Company has furnished to the Issuer true and correct copies of the Company's Organizational Documents as in effect on the date hereof. The Company is not in violation of any provision of its Organizational Documents. None of the Securities is subject to preemptive rights or any other similar rights of the stockholders of the Company.

            (c) Subsidiaries. Other than as specified in paragraph 2(c) of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries presently owns or controls, directly or indirectly, or holds any rights to acquire, any interest in any other corporation, association or other business entity nor has the Company or any of its Subsidiaries ever held such interest. Neither the Company nor its Subsidiaries is a participant in any joint venture, partnership or similar arrangement nor has the Company or any of its Subsidiaries ever been a participant in any such arrangement. Each of the Company's Subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. None of the Company's Subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation.

            (d) Authorization. All corporate action on the part of each of the Company and its Subsidiaries, and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of each of the Transaction Documents to which it is a party, the performance of all obligations of each of the Company and its Subsidiaries hereunder and thereunder, the sale and issuance (or reservation for issuance) of the Notes and Warrant being sold hereunder and the Common Stock issuable upon conversion of the Notes and Warrant has been taken or will be taken prior to the Initial Closing. The Transaction Documents to which each of the Company and/or its Subsidiaries is a party constitute valid and legally binding obligations of the Company and/or its Subsidiaries, enforceable in accordance with their respective terms. The Company's board of directors has determined in its good faith business judgment that the issuance of the Notes and the Warrant hereunder and the consummation of the other transactions contemplated by the Transaction Documents are in the best interest of the Company and its stockholders.

            (e) Mining Companies. To the best of the Company's Knowledge, (i) each of the Mining Companies is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws (ii) each of the Mining Companies is qualified to do business as a foreign entity and is in good standing in each jurisdiction where owns property or conducts business, (iii) all company action on the part of each of the Mining Companies, and their respective officers, managers and members necessary for the authorization, execution and delivery of the Mine Security Agreements, the performance of all obligations of each of the Mining Companies thereunder, has been taken or will be taken prior to the Initial Closing, (iv) the Mine Security Agreements constitute valid and legally binding obligations of the Mining Companies, enforceable in accordance with their respective terms, and (v) each of the Mining Companies' respective have determined in its good faith business judgment that the execution and delivery of the Mine Security Agreement are in the best interest of the Mining Companies.

            (f) Valid Issuance of Notes, Warrant and Common Stock. The Notes and Warrant that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Notes and the exercise of the Warrant has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions under applicable state and federal securities laws.

            (g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its Subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws, which filings will be effected within the required statutory period.

            (h) Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in SECTION 3 of this Agreement, the offer, sale and issuance of the Notes and Warrant as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification or registration requirements of the applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

            (i) Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any of its Subsidiaries (or, to the best of the Company's knowledge, threatened against or affecting any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to their businesses or proposed business activities) that questions the validity of this Agreement or the other Transaction Documents or the right of the

Company or any of its Subsidiaries to enter into such agreements or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company or any of its Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company or any of its Subsidiaries nor is the Company or any of its Subsidiaries aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Neither the Company nor any of its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

            (j) Patents and Trademarks. The Schedule of Exceptions contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by the Company, or any of its Subsidiaries (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any of its Subsidiaries and
(iii) unregistered trade names and corporate names owned or used by the Company or any of its Subsidiaries. Paragraph 2(j) of the Schedule of Exceptions also contains a complete and accurate list of all licenses and other rights granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights but not including licenses arising from the purchase of "off the shelf" or other standard products. Each of the Company and its Subsidiaries owns all right, title and interest in and to all of the Intellectual Property Rights listed in paragraph 2(j) of the Schedule of Exceptions free and clear of Encumbrances. Each of the Company and its Subsidiaries owns all right, title and interest in and to all of the Intellectual Property Rights free and clear of all Encumbrances. Each of the Company and its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of the Company or any of its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances. Each of the Company and its Subsidiaries has taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that it owns. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any of its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. There have been no claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the best of the Company's knowledge, there are no valid grounds for the same. Neither the Company nor any of its Subsidiaries has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any of its Subsidiaries license any rights from a third party). To the best of the Company's knowledge, the conduct of the Company's or any of its Subsidiaries' business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement shall have no adverse effect on the Company's or any of its Subsidiaries' right, title and interest in and to the Intellectual Property Rights. To the best of the Company's knowledge after due inquiry, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiaries' business as presently conducted and as presently proposed to be conducted. Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Company's or any of its Subsidiaries' business by the employees of the Company or any of its Subsidiaries, nor the conduct of the Company's or any of its Subsidiaries' business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company or any of its Subsidiaries, except for inventions that have been assigned or licensed to the Company as of the date hereof.

            (k) Compliance with Other Instruments.

                  (i) To the best of the Company's Knowledge, (A) each of the Company and its Subsidiaries is not in violation of or default under any provision of its Organizational Documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company and its Subsidiaries, and (B) the execution, delivery and performance of the Transaction Documents to which the Company or any of its Subsidiaries is a party and the consummation of the transactions contemplated hereby or thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or its Subsidiaries, their respective business or operations or any of their respective assets or properties. No default or Event of Default has occurred under any of the Transaction Documents.

                  (ii) Each of the Mining Companies is not in violation of or default under any provision of its Organizational Documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Mining Companies. The execution, delivery and performance of the Mine Security Agreement to which any of the Mining Companies is a party and the consummation of the transactions contemplated hereby or thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Encumbrance upon any assets of the Mining Companies or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Mining Companies, their respective business or operations or any of their respective assets or properties.

            (l) Agreements; Action.

                  (i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound that may involve (A) obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $100,000, other than obligations of, or payments to, the Company or any of its Subsidiaries arising from purchase or sale agreements entered into in the Ordinary Course of Business, (B) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its Subsidiaries, other than licenses arising from the purchase of "off the shelf" or other standard products, (C) provisions restricting or affecting the development, manufacture or distribution of the products of any of the Company or its Subsidiaries, (D) a warranty with respect to its products sold, other than in the Ordinary Course of Business, or (E) indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights.

                  (ii) Neither the Company nor any of its Subsidiaries has (A) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 (other than as specified in the Schedule of Exceptions) or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (C) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the Ordinary Course of Business.

                  (iii) For the purposes of subsections (i) and (ii) immediately above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons the Company or any of its Subsidiaries has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (iv) All of the contracts, agreements and instruments set forth on the Schedule of Exceptions are valid, binding and enforceable in accordance with their respective terms. Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any contract, agreement or instrument. The Company has no knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment.

                  (v) The Company Records contain a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to in the Company Records, together with all amendments, waivers or other changes thereto.

                  (vi) Neither the Company nor any of its Subsidiaries is a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Organizational Documents, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                  (vii) Neither the Company nor any of its Subsidiaries has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or any of its Subsidiaries with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any of its Subsidiaries or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any of its Subsidiaries is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any of its Subsidiaries.

            (m) Related-Party Transactions. No employee, stockholder, officer or director of the Company (or any of its Subsidiaries) or member of his or her Family is indebted to the Company (or any of its Subsidiaries), nor is the Company (or any of its Subsidiaries) indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company (or any of its Subsidiaries) is affiliated or with which the Company (or any of its Subsidiaries) has a business relationship, or any firm or corporation that competes with the Company (or any of its Subsidiaries), except that employees, stockholders, officers or directors of the Company (or any of its Subsidiaries) and members of their Families may own stock in publicly traded companies that may compete with the Company (or any of its Subsidiaries). No officer, director, manager or member of the Family of any officer, director or manager of the Company (or any of its Subsidiaries) is directly or indirectly interested in any Material Contract with the Company (or any of its Subsidiaries).

            (n) Financial Statements. The Company has delivered or caused to be delivered to the Investor audited consolidated balance sheets and audited consolidated statements of income and retained earnings and cash flows of the Company and each of its Subsidiaries, as applicable, as of December 31, 2003 (the "DELIVERED FINANCIAL STATEMENTS"). The Schedule of Exceptions sets forth an unaudited consolidated balance sheet of the Company and its Subsidiaries, as applicable, as of September 30, 2004 and unaudited consolidated statements of income of the Company and its Subsidiaries, as applicable, for the nine months ended September 30, 2004 (the "FINANCIAL STATEMENTS"). The Delivered Financial Statements were prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries, as applicable, as of the dates, and for the periods, referred to therein. The Financial Statements were prepared in conformity with GAAP applied on a consistent basis (except for the lack of footnote disclosure) and present fairly, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries, as applicable, as of the dates, and for the periods, referred to therein.

            (o) SEC Documents. Within the 18-month period immediately preceding the date hereof, the Company has made all filings with the SEC required under the Exchange Act or the Securities Act. The Company has previously made available to Investor complete and accurate copies, as amended or supplemented through the date hereof, of the following forms filed with the SEC: (i) Form 10-QSB under the Exchange Act for the period ended September 30, 2004, (ii) Form 10-KSB under the Exchange Act for the fiscal year ended December 31, 2003, and
(iii) each Form 8-K filed by the Company during fiscal years 2003 and 2004 (such reports are collectively referred to herein as the "COMPANY REPORTS"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), and
(iii) fairly presented in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments, none of which will be material) the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

            (p) Changes. Since September 30, 2004, there has not been:

                  (i) any adverse change in the assets, liabilities, financial condition or operating results of the Company and/or its Subsidiaries from that reflected in the Company's Form 10-QSB under the Exchange Act for the period ended September 30, 2004;

                  (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries;

                  (iii) any waiver by the Company or any of its Subsidiaries of a valuable right or of a debt owed to it;

                  (iv) any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company or any of its Subsidiaries;

                  (v) any change or amendment to a Material Contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject;

                  (vi) any change in any compensation arrangement or agreement with any employee of the Company or Subsidiaries;

                  (vii) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosure of any proprietary confidential information to any Person;

                  (viii) any resignation or termination of employment of any key officer of the Company or any of its Subsidiaries; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (ix) any declaration, payment, setting aside or other distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities (including without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                  (x) any Encumbrance created by, or transfer of a security interest in, the Company or any of its Subsidiaries, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

                  (xi) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company or any of its Subsidiaries;

                  (xii) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

                  (xiii) made any loans or advances to, guarantees for the benefit of, or any investments in, any Person (including but not limited to any of the Company's or any of its Subsidiaries' employees, officers or directors, or any members of their immediate families), corporation, partnership, joint venture or other entity;

                  (xiv) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries; or

                  (xv) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section (p).

            (q) Tax Returns. Except as set forth on the Schedule of Exceptions,
(i) each of the Company and its Subsidiaries has timely filed all Tax returns (federal, state and local) required to be filed by it and all Taxes, assessments and other government charges imposed upon the Company or any of its Subsidiaries, or upon any of the assets, income or franchises of the Company or any of its Subsidiaries, have been timely paid or, if not yet payable, are adequately accrued on each of the Company's and its Subsidiaries' books and records; (ii) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any of its Subsidiaries or any assets or operations of the Company or any of its Subsidiaries; (iii) no consent has been given with respect to the Company or any of its Subsidiaries to extend the time in which any Tax may be assessed or collected by any taxing authority; (iv) there are no ongoing or pending Tax audits by any taxing authority against the Company or any of its Subsidiaries; (v) the Company has never filed a consent relating to any assets or property pursuant to Section 341(f) of the Code, relating to collapsible corporations; and (vi) none of the assets or income items of the Company or any of its Subsidiaries has been or potentially is subject to Tax under Code Section 1374 (or any corresponding provision of state, local or foreign law).

            (r) Permits. Each of the Company and its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its or any of the Subsidiaries' business as planned to be conducted. Neither the Company nor any of the Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            (s) Environmental and Safety Laws. Each of the Company and its Subsidiaries, the operation of their respective businesses and any real property that the Company or any of the Subsidiaries owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the "PREMISES") are, to the best of the Company's knowledge, in compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any Person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. To the best of the Company's knowledge, no material expenditures are or will be required to comply with any Environmental Laws.

            (t) Registration Rights. Except as provided in the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person or entity.

            (u) Title to Property and Assets. The Company and its Subsidiaries have good and marketable title to their respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet of the Company or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the Ordinary Course of Business), in each case free and clear of Encumbrances. All leases of the Company and its Subsidiaries are valid and subsisting and are in full force and effect in all material respects. Neither the Company nor any of its Subsidiaries owns any real property and none of them is in material breach of any real property lease.

            (v) Insurance. Each of the Company and its Subsidiaries has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Each of the Company and its Subsidiaries has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any of the Subsidiaries has been denied insurance coverage. The Company and its Subsidiaries shall pay all insurance premiums payable by them. The Company has directors' and officers' liability insurance policies (primary and excess) that are in full force and effect for an aggregate of $10 million of coverage.

            (w) Employee Benefit Plans. (i) neither the Company nor any Subsidiary has employee benefit plans (as defined in Section 3(3) of ERISA);
(ii) the Company and each Subsidiary does not now, or has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended; and (iii) at no time has the Company or any Subsidiary contributed to or been requested to contribute to any multiemployer plan as defined in Section 3(37) of ERISA.

            (x) Employee Relations.

                  (i) All material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock plan, stock option or award plan, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover multiple employees of the Company or the Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of ERISA (collectively, the "Employee Benefit Plans"), are listed in paragraph 2(x)(i) of the Schedule of Exceptions. No Employee Benefit Plans are or were collectively bargained for or have terms requiring assumption of any guarantee by the Investor.

                  (ii) There have been no violations of ERISA or the Code by the Company or any of the Subsidiaries relating to any Employee Benefit Plan. Each of the Company and its Subsidiaries has timely filed all documents, notes and reports (including IRS Form 5500) for each such Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Employee Benefit Plans.

                  (iii) The Company and its Subsidiaries have operated and administered all plans, programs and arrangements providing compensation and benefits to employees materially in accordance with their terms and applicable laws.

                  (iv) The Company and its Subsidiaries are not delinquent in payments to any of their employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof. The Company and its Subsidiaries are in compliance with all applicable federal and state laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except for either immaterial instances of noncompliance or instances of noncompliance of which the Company is unaware. Neither the Company nor any Subsidiary is party to any collective bargaining agreement. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary.

                  (v) No director, officer or other employee of the Company or any Subsidiary will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Employee Benefit Plan) solely as a result of the transactions contemplated in this Agreement; and no payment made or to be made to any current or former employee or director of the Company or any of its Affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event, including, but not limited to, a termination of employment) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (vi) The Company and each of its Subsidiaries (A) has withheld all amounts required by law or agreement to be withheld from wages, salaries and other payments to its employees and former employees or has remedied any failure to do so, (B) is not liable for any arrearages of wages and (iii) is not liable for Taxes or penalties for failure to withhold or pay wages when due. There are no complaints pending or, to the Company's knowledge, threatened before any governmental authority alleging unfair labor practices or unlawful discrimination nor, to the Company's knowledge, is there any basis for any such claim. There are no existing or, to the Company's knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any of its Subsidiaries.

                  (vii) Each employee and consultant or independent contractor of the Company or any of its Subsidiaries whose material duties include the development of products or Intellectual Property Rights, and each former employee and consultant or independent contractor whose material duties included the development of products or Intellectual Property Rights, has entered into and executed an invention assignment and confidentiality agreement or an employment or consulting agreement containing terms with respect to invention assignments and confidentiality.

            (y) Brokers. There is no investment banker, broker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

            (z) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of his, her or its actions for, or on behalf of, the Company or any Subsidiary, offered or made, directly or indirectly through any other Person, any payments of anything of value (in the form of a contribution, gift, entertainment or other expense), to (a) any Person employed by, or acting in an official capacity on behalf of, any governmental agency, department or instrumentality, or (b) any foreign or domestic government official, political party or official of such party, or any candidate for political office or employee thereof. Neither the Company, any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or unlawful payment to any foreign or domestic government or political party official, employee, appointee or candidate.

            (aa) Manufacturing and Marketing Rights. Neither the Company nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market or sell its products to any Person and is not bound by any agreement that affects the Company's or its Subsidiaries' exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            (bb) Returns and Complaints. Neither the Company nor any of its Subsidiaries has received any customer complaints concerning its products, nor has it had its products returned by a purchaser thereof, that taken together would constitute a Material Adverse Effect.

            (cc) Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            (dd) Existing Indebtedness. The Schedule of Exceptions sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Initial Closing Date (and as of each subsequent Closing, as applicable), since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as set forth on the Schedule of Exceptions, since September 30, 2004, neither the Company nor any of the Subsidiaries has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise of a kind that would have been required to be disclosed on the Financial Statements if they were dated as of the date hereof other than (i) liabilities incurred in the Ordinary Course of Business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements. (ee) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since September 30, 2004.

            (ff) Registration Rights. Except as set forth in the Registration Rights Agreement and those registration rights specified on the Schedule of Exceptions, the Company has not agreed to grant to any Person any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC under the Securities Act or with any other governmental authority.

            (gg) Anti-Dilution and Other Shares(i) . The issuance of the Note, Warrant or any of the other securities contemplated by the Transaction Documents will not result in the triggering of any anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Company.

            (hh) Poison Pill Provisions. Neither the Company nor its Subsidiaries has a stockholder rights plan. None of the acquisition of the Note, the Warrant or any of the of the other securities contemplated by the Transaction Documents nor the deemed beneficial ownership of shares of any of the securities contemplated by the Transaction Documents prior to, or the acquisition of such shares pursuant to, the conversion of Note or the exercise of the Warrant will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

            (ii) No Preemptive Rights . Except as set forth in this Agreement, no Person has any right of first refusal, any right of first offer, any right of co-sale, any preemptive right or any similar rights in connection with the issuance of any of the Notes or Warrant (or any securities issued in connection with the conversion of any of the Notes or exercise of the Warrant), or the issuance of any other securities by the Company, other than pursuant to the Transaction Documents.

            (jj) No Voting Rights. There are no agreements to which the Company is a party with respect to the voting or transfer of any securities of the Company other than the Transaction Documents or as set forth in the Company's articles of incorporation, as amended or restated.

            (kk) Acknowledgment Regarding the Purchase of the Securities. The Company acknowledges and agrees that the Investor and its agents, employees, attorneys and affiliates are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Investor is "arms length" and that, except for the representations and warranties of the Investor under this Agreement, any statement made by the Investor or any of its representatives, employees, attorneys, affiliates or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Investor that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

            (ll) Representations and Warranties Incorporated from the Security Documents. As of the Applicable Closing Date, each of the representations and warranties made in the Security Documents by the Company or any of its Subsidiaries or, to the best of the Company's Knowledge, any of the Mining Companies is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

            (mm) No Default. No Event of Default has occurred and is continuing and neither the Company nor any of its Subsidiaries is in default under or with respect to any Material Contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected.

            (nn) Absence of Certain Changes. Except as set forth in the Company Reports, since September 30, 2004, the businesses and operations of the Company and each of its Subsidiaries have been conducted in the Ordinary Course of Business consistent with past practice and there has not been or occurred any event or condition which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

            (oo) Disclosure. The Company has fully provided Investor with all the information that Investor has requested for deciding whether to purchase the Notes and Warrant and all information that the Company believes is reasonably necessary to enable Investor to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Schedules or Exhibits attached hereto, there is no fact that the Company has not disclosed to the Investor in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a Material Adverse Effect.

      3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. The Investor represents and warrants to the Company upon the acquisition of the Note and the Warrant as follows:

            (a) Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            (b) Securities Law Compliance. The Investor has been advised that the Note, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that, except as set forth in the Registration Rights Agreement, the Company is under no obligation to affect any such registration with respect to the Note, the Warrants or the underlying securities or to file for or comply with any exemption from registration. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Note or Warrant to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

      4. CONDITIONS TO EACH CLOSING OF THE INVESTOR. The Investor's obligations at each Closing are subject to the fulfillment, on or prior to the Applicable Closing Date, of all of the conditions set forth in SECTION 5 and all of the following conditions, any of which may be waived in whole or in part by the Investor in writing:

            (a) Representations and Warranties. The representations and warranties made by the Company in SECTION 2 hereof shall have been true and correct when made, and shall be true and correct on the Applicable Closing Date as if made on the Applicable Closing Date.

            (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

            (c) Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Notes and Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

            (d) Fialkov Documents. All conditions precedent, concurrent and/or subsequent set forth in the Fialkov Documents shall have been satisfied or otherwise complied with in full.

            (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

            (f) Default. No default or Event of Default shall have occurred under any of the Transaction Documents.

            (g) Corporate Documents. The Company shall have delivered to the Investor each of the following:

                  (i) A Certificate of Good Standing or comparable certificate as to the Company, each of the Subsidiaries and the Mining Companies, certified as of a recent date prior to the Applicable Closing Date by the Secretary of State of Nevada and a Certificate of Good Standing certified as of a recent date prior to the Applicable Closing Date by the Secretary of the State of Nevada and the Secretary of the State of California.

                  (ii) All UCC-1 financing statements and other documents and instruments that the Investor may request to perfect its security interest in the collateral described in the Security Documents;

                  (iii) An opinion of counsel to the Company, in form and substance reasonably satisfactory to the Investor;

                  (iv) A certificate of the Secretary of the Company, dated the Applicable Closing Date, certifying that (1) Organizational Documents of the Company, delivered to Investor pursuant to the terms hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification;
(2) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Applicable Closing Date; (3) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (4) there are no proceedings for the dissolution or liquidation of the Company that have commenced or, to the knowledge of the Company, been threatened; and

                  (v) A certificate of the Secretary of each of the Subsidiaries, dated the Applicable Closing Date, certifying that (1) the Organizational Documents of the Subsidiaries, delivered to Investor pursuant to the terms hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (2) attached thereto is a true and correct copy of the Bylaws of the Subsidiaries as in effect on the Applicable Closing Date; (3) attached thereto is a true and correct copy of resolutions duly adopted by the Board of Directors of the Subsidiaries authorizing the execution, delivery, and performance by the Subsidiaries of this Agreement and the other Transaction and the consummation of the transactions contemplated hereby and thereby; and (4) there are no proceedings for the dissolution or liquidation of the Subsidiaries that have commenced or, to the knowledge of the Subsidiaries, been threatened; and

                  (vi) A certificate of the Manager of each of the Mining Companies, dated the Applicable Closing Date, certifying that (1) Organizational Documents of the Mining Companies, delivered to Investor pursuant to the terms hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (2) attached thereto is a true and correct copy of the operating agreement of each of the Mining Companies as in effect on the Applicable Closing Date; (3) attached thereto is a true and correct copy of resolutions duly adopted by the Managers and Members of the Mining Companies authorizing the execution, delivery, and performance by the Subsidiaries of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (4) there are no proceedings for the dissolution or liquidation of the Mining Companies that have commenced or, to the knowledge of the Mining Companies, been threatened; and

                  (vii) A certificate of the Secretary of the Company, dated the Applicable Closing Date, certifying the incumbency, signatures and authority of the officers of the Company authorized to execute and deliver this Agreement and the Notes on behalf of the Company and perform the Company's obligations thereunder on behalf of the Company.

      5. ADDITIONAL CONDITIONS TO CLOSINGS OF THE INVESTOR. The Investor's obligations at each Closing set forth below are subject to the fulfillment, on or prior to the Applicable Closing Date, of all of the conditions set forth in
Section 4 above and the following conditions, any of which may be waived in whole or in part by the Investor in writing:

            (a) First Closing. The Company shall have reimbursed Investor for its transaction expenses in accordance with SECTION 12(K). Additionally, the Company shall have delivered to the Investor the following documents (collectively, the "TRANSACTION DOCUMENTS"):

                  (i) This Agreement, duly executed by the Company;

                  (ii) The applicable Note and Warrant issued hereunder, duly executed by the Company;

                  (iii) The Company Security Agreement in the form of EXHIBIT C hereto (the "COMPANY SECURITY AGREEMENT"), duly executed by the Company;

                  (iv) The Subsidiary Security Agreement in the form of EXHIBIT D-1 hereto (the "SUBSIDIARY SECURITY Agreement"), and the Guaranty in form of EXHIBIT D-2 hereto ("GUARANTY"), each duly executed by each of the Subsidiaries.

                  (v) The Mining Company Security Agreements in the form of EXHIBIT E hereto (the "MINE SECURITY AGREEMENT"), duly executed by each of the Mining Companies;

                  (vi) The Registration Rights Agreement in the form of EXHIBIT F hereto, ("REGISTRATION RIGHTS AGREEMENT"), duly executed by the Company;

                  (vii) The Release in the form of EXHIBIT G hereto ("RELEASE"), duly executed by Jess Rae Booth;

                  (viii) The Estoppel Certificate in the form of EXHIBIT H hereto ("ESTOPPEL"), duly executed by each of the Mining Companies; and

                  (ix) A consent from the Fialkov Entities permitting the consummation of the transactions contemplated by the Transaction Documents in a form satisfactory to the Investor and terminating that certain "Put Option" in favor of HJG Partnership described in that certain letter of intent among the Company and certain Fialkov Entities dated November 18, 2004.

            (b) Second Closing.

                  (i) The Company shall have generated no less than $750,000 in Net Sales from the sale of its products to End-Users in the Ordinary Course Of Business (determined on the accrual method of accounting in accordance with GAAP), and such Net Sales shall be at a Gross Profit of no less than 40%.

                  (ii) The Company shall have performed and complied with all agreements and conditions contained in Section 4 and the Transaction Documents required to be performed or complied with by it prior to or at the Second Closing.

                  (iii) The Company shall have delivered to the Investor an officer's certificate, dated the date of the Second Closing, certifying that the conditions specified in SECTION 4, SECTIONS 5(A) and 5(B) have been fulfilled.

                  (iv) Since September 30, 2004, there shall have been no material adverse change or effect that, individually or when taken together with all other changes or effects, is or could be likely to be materially adverse to the business assets, financial condition, operations, capitalization, or prospects of the Company and its subsidiaries, taken as a whole.

                  (v) The Investor shall have a first priority security interest in all of the assets of the Company, each of the Subsidiaries and the collateral described in the Mine Security Agreement.

                  (vi) There shall be no challenge to the enforceability or validity of any of the Transaction Documents or any of the Mine Contracts.

            (c) Third Closing.

                  (i) The Company shall have generated no less than $1,250,000 in Net Sales from the sale of its products to End-Users in the Ordinary Course Of Business (determined on the accrual method of accounting in accordance with GAAP), and such Net Sales shall be at a Gross Profit of no less than 40%.

                  (ii) The Company shall have performed and complied with all agreements and conditions contained in SECTION 4 and the Transaction Documents required to be performed or complied with by it prior to or at the Second Closing.

                  (iii) The Company shall have delivered to the Investor an officer's certificate, dated the date of the Second Closing, certifying that the conditions specified in SECTION 4 and SECTIONS 5(A) through 5(C), inclusive, have been fulfilled.

                  (iv) Since September 30, 2004, there shall have been no material adverse change or effect that, individually or when taken together with all other changes or effects, is or could be likely to be materially adverse to the business assets, financial condition, operations, capitalization, or prospects of the Company and its Subsidiaries, taken as a whole.

                  (v) The Investor shall have a first priority security interest in all of the assets of the Company, each of the Subsidiaries and the collateral described in Mine Security Agreement.

                  (vi) There shall be no challenge to the enforceability or validity of any of the Transaction Documents or any of the Mine Contracts.

            (d) Fourth Closing.

                  (i) The Company shall have generated no less than $2,000,000 in Net Sales from the sale of its products to End-Users in the Ordinary Course Of Business (determined on the accrual method of accounting in accordance with GAAP), and such Net Sales shall be at a Gross Profit of no less than 40%.

                  (ii) The Company shall have performed and complied with all agreements and conditions contained in SECTION 4 and the Transaction Documents required to be performed or complied with by it prior to or at the Second Closing.

                  (iii) The Company shall have delivered to the Investor an officer's certificate, dated the date of the Second Closing, certifying that the conditions specified in Section 4 and SECTIONS 5(A) through 5(D), inclusive, have been fulfilled.

                  (iv) Since September 30, 2004, there shall have been no material adverse change or effect that, individually or when taken together with all other changes or effects, is or could be likely to be materially adverse to the business assets, financial condition, operations, capitalization, or prospects of the Company and its subsidiaries, taken as a whole.

                  (v) The Investor shall have a first priority security interest in all of the assets of the Company, each of the Subsidiaries and the collateral described in the Mine Security Agreement.

                  (vi) There shall be no challenge to the enforceability or validity of any of the Transaction Documents or any of the Mine Contracts.

            6. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the applicable Note at the Closing is subject to the fulfillment, on or prior to the each Applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the
Company:

            (a) Representations and Warranties. The representations and warranties made by the Investor in SECTION 3 hereof shall be true and correct when made, and shall be true and correct on the Applicable Closing Date.

            (b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the applicable Note.

            (c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the applicable Note shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

            (d) Purchase Price. The Investor shall have delivered to the Company the Applicable Purchase Price.

      7. AFFIRMATIVE COVENANTS.

            (a) Reverse Stock Split. Within ninety (90) calendar days following the Initial Closing, the Company will undertake a reverse stock split which will be determined in collaboration with its advisors and bankers.

            (b) Financial Statements And Other Reports. The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Investor hereunder, and will deliver to the Investor:

                  (i) as soon as practicable and in any event within 30 days after the end of each month, a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form the figures for the corresponding periods of the previous Fiscal Year and the figures for such month and for such portion of the Fiscal Year ended at the end of such month set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to SECTION 7(B)(VIII), all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Company and its consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures for such Fiscal Year set forth in the annual operating and capital expenditure budgets and cash flow forecast delivered pursuant to SECTION 7(B)(VIII), certified (solely with respect to such consolidated statements) without qualification (other than a going concern qualification) by Stonefield Josephson, Inc. or other independent public accountants acceptable to the Investor of nationally recognized standing;

                  (iii) together with each delivery of financial statements pursuant to SECTION 7(B)(I) and 7(B)(II) above, an Officer's Certificate of the Company (A) stating that the officer executing such certificate has reviewed the terms of this Agreement and has made, or caused to be made under supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate of any Default, or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto, (B) providing details of all transactions between the Company and any Related Person of the Company and (C) if not specified in the financial statements delivered pursuant to 7(B)(I) and 7(B)(II) above, as the case may be, specifying the aggregate amount of interest paid or accrued and the aggregate amount of depreciation and amortization charged, during such accounting period;

                  (iv) promptly upon receipt thereof, copies of all reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

                  (v) promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (B) all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC or any successor and (C) all press releases and other statements made available generally by the Company concerning material developments in the business of the Company;

                  (vi) promptly upon any executive officer of the Company obtaining knowledge (A) of the existence of any Event of Default, or becoming aware that the holder of any Debt of the Company has given any notice or taken any other action with respect to a claimed default thereunder, (B) of any change in the Company's independent public accountant or any resignation, or decision not to stand for re-election, by any member of the Company's board of directors (or comparable body), (C) that any Person has given any notice (other than a notice received by the Company within 30 days of the Closing Date with respect to a default under a material lease that has been cured or waived on or prior to 60 days after the Closing Date) to the Company with respect to a claimed default under any Material Contract or instrument (other than the Transaction Documents) to which the Company is a party or by which any of its assets is bound, or (D) of the institution of any litigation or arbitration involving an alleged liability of the Company equal to or greater than $100,000 or any adverse determination in any litigation or arbitration involving a potential liability of the Company equal to or greater than $100,000, an Officer's Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default), event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

                  (vii) simultaneously with the financial statements referred to in SECTION 7(B)(I) above, operating plans and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, in each case to the extent prepared from time to time by the management of the Company for internal use;

                  (viii) at the conclusion of each Fiscal Year, the Company's annual operating and capital expenditure budgets and cash flow forecast for the following Fiscal Year presented on a monthly basis, which shall be in a format reasonably consistent with projections, budgets and forecasts theretofore provided to the Investor; and

                  (ix) with reasonable promptness, such other information and data relating to the Company as from time to time may be reasonably requested by the Investor.

            (c) Payment Of Obligations. The Company (i) shall pay and discharge, and cause its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including Tax liabilities, except where the same may be the subject of a Permitted Contest,
(ii) shall maintain, and cause its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same and (iii) shall not breach or permit its Subsidiaries to breach, in any material respect, or permit to exist any material default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound. "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge. "Permitted Contest" shall also mean the debt listed on SCHEDULE 2 hereto.

            (d) Conduct Of Business And Maintenance Of Existence. The Company will continue, and will cause its Subsidiaries to continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, and will cause its Subsidiaries to preserve, renew and keep in full force and effect their respective existence (unless merged into the Company or a Subsidiary) and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

            (e) Insurance. The Company will maintain, and will cause its Subsidiaries to maintain, insurance (with financially sound and reputable insurers) covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation and insurance on all property and assets material to the operation of the business, all in amounts customary for the Company's industry. The Company shall continue to maintain in full force and effect directors' and officers' insurance in an amount and on other terms as approved by a majority of the board of directors of the Company.

            (f) Compliance With Laws; Filings Of Reports. The Company will comply, and cause its Subsidiaries to comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including all environmental laws and ERISA and the rules and regulations thereunder). The Company will, for so long as it has securities registered under the Exchange Act or has an effective registration statement under the Securities Act, make timely filing of such reports (which shall be complete and accurate) as are required to be filed by it with the SEC.

            (g) Inspection Of Property, Books And Records. The Company will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause its Subsidiaries to permit, representatives of the Investor, at the Investor's expense, to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective inventories and accounts receivable and to discuss their respective affairs, finances and accounts with their respective officers and employees, all at such reasonable times during normal business hours and as often as may reasonably be desired.

            (h) Reservation Of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes and the full exercise of the Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding

Notes and the full exercise of the Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Notes and the exercise of the Warrant such number of authorized but unissued shares of Common Stock that is at least equal to 100% of the aggregate shares issuable upon conversion of Notes, and 100% of the aggregate shares issuable on exercise of the Warrant, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. The Company will not avoid or seek to avoid the observance or performance of any of the terms of the Notes or Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Investor thereunder. In addition, the Company will promptly take all action as may from time to time be required to permit the Investor to convert the Notes and exercise the Warrant to permit the Company to duly and effectively issue shares of Common Stock pursuant thereto, including, without limitation, complying with any applicable pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and all regulations promulgated thereunder, with costs associated with compliance with such requirements to be borne by the Company.

            (i) Investor Meetings. Within 30 days after the end of each fiscal quarter, at the request of the Investor the Company will conduct a meeting with the Investor to discuss such fiscal quarter's results and the financial condition of the Company at which shall be present the chief executive officer and the chief financial officer of the Company and such other officers of the Company as the Company's chief executive officer shall designate. Such meetings shall be held at a time and place convenient to the Investor and to the Company.

            (j) Observer Rights; Expenses Of Board Observer. The Company will notify the Investor of all meetings and actions by written consent of the board of directors and each committee thereof at the same time and in the same manner as notice of any meetings is required to be given to such Persons who do not waive such notice (or, if such action requires no notice, then two Business Days' written notice thereof describing the matters upon which action is to be taken). Investor shall be allowed one representative (the "BOARD OBSERVER") of its choice (which individual shall be reasonably acceptable to the Company) to attend all meetings of the Company's board of directors in a nonvoting capacity for so long as the Investor owns any of (i) the Note or (ii) the Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents (as defined below). In connection therewith, the Company shall provide the Board Observer with copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its board of directors; provided, however, that the Company reserves the right to exclude such Board Observer from access to any material or meeting or portion thereof if the Company in good faith believes, upon advice of counsel, that such exclusion is necessary to preserve the attorney-client privilege. The Company shall reimburse the Board Observer for any reasonable expenses incurred in connection with its function as a Board Observer, including travel and lodging expenses incurred to attend meetings of the Company's board of directors.

            (k) Communication With Accountants. The Company authorizes the Investor to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Investor any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any of its subsidiaries. At or before the Closing Date, the Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this SECTION 7(K).

            (l) Trading Market. For so long as the Investor holds any of the Securities, the Company shall maintain a trading market on the NASD Over-the-Counter Bulletin Board (the "OTC BULLETIN BOARD"), or another national exchange recognized as such by the SEC, and shall comply with all of the OTC Bulletin Board listing requirements or other national exchange listing requirements. Without limiting the generality of the foregoing, the Company shall not list its shares on an exchange other than the NASDAQ National Market System, the American Stock Exchange or the New York Stock Exchange (the "APPROVED MARKETS"); provided that the Company's Common Stock may also be supplementally listed on a major overseas market as long as it is primarily listed on an Approved Market.

            (m) Notification Of Certain Matters. The Company shall give prompt notice to the Investor of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which could cause (i) any representation or warranty contained in SECTION 2 that is qualified as to materiality to be untrue, (ii) any representation or warranty contained in
SECTION 2 that is not so qualified as to materiality to be untrue in any material respect, or (iii) the failure of the Company to comply with or satisfy any covenant or agreement under the Transaction Documents.

            (n) Poison Pill. If the Company adopts a stockholder rights or similar plan following the date of this Agreement, the Plan shall provide that the acquisition of shares of stock of the Company by the Investor will not trigger the poison pill provisions of such plan or any other subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

            (o) Termination Of Covenants. The covenants set forth in this
SECTION 7 (other than the covenants set forth in SECTION 7(H) regarding Board Observer rights and their related expenses) shall continue in effect until the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on any of the Notes are repaid in full.

            (p) Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financial sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. So long as any Note is outstanding, the Company shall maintain directors and officers insurance policies with an aggregate policy limit of at least ten million dollars ($10,000,000).

            (q) Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Materially Adverse Effect.

            (r) Payment of Taxes. The Company will and will cause each of its Subsidiaries to file all Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies payable by any of them, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such Tax or assessment if the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary.

            (s) Intercreditor Agreement. Each party to the Security Documents shall execute, and the Company shall cause each of the Fialkov Entities and the parties to the Security Documents, to execute an Intercreditor Agreement in form and substance reasonably satisfactory to Investor, pursuant to which the Investor shall be granted a first priority security interest in all of the assets covered by the Security Documents pari passu with any first priority security interest in favor or any of the Fialkov Entities.

      8. NEGATIVE COVENANTS. Except as otherwise consented to in writing by the Investor, the Company agrees that so long as any of the Notes remain outstanding:

            (a) Burn Rate. The aggregate Burn Rate of the Company together with its Subsidiaries shall not exceed $325,000 during any month that any of the Notes remains outstanding, commencing February 1, 2005.

            (b) Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations which would be Debt hereunder if they were non-contingent, except for:

                  (i) Debt or such contingent obligations outstanding on the date of this Agreement as set forth in paragraph 8(b)(i) of the Schedule of Exceptions plus any renewals, extensions, replacements or other refinancing thereof, provided that after giving effect to such renewal, extension, replacement or other refinancing, Debt permitted pursuant to this Section 8(b)(i) does not exceed the amount listed on Schedule of Exceptions as of the Initial Closing Date (and accrued interested thereon);

                  (ii) Debt under the Transaction Documents;

                  (iii) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any asset (including through capital leases), in an aggregate principal amount at any time outstanding not greater than $50,000; and

                  (iv) Debt to a wholly-owned Subsidiary.

            (c) Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Encumbrance on any asset now owned or hereafter acquired by it, except:

                  (i) any Encumbrance on any asset securing Debt permitted under
SecTION 8(B)(III) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Encumbrance attaches solely to such asset and concurrently with or within 90 days after the acquisition thereof;

                  (ii) Encumbrances existing on the date of this Agreement in favor of 1568931 Ontario Ltd.;

                  (iii) inchoate Encumbrances for Taxes, assessments or governmental charges or levies not yet due or payable; and

                  (iv) other Encumbrances arising in the Ordinary Course of Business which do not secure any obligation in an amount exceeding $100,000 and
(ii) do not in the aggregate materially detract from the value of the Company's or its Subsidiaries' assets or materially impair the use thereof in the operation of their respective businesses.

            (d) Consolidations, Mergers And Sales Of Assets. The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, any of its or their assets, other than dispositions for cash and fair value of assets that the board of directors (or comparable body) of the Company determines in good faith are no longer used or useful to or necessary for the business of the Company and its Subsidiaries.

            (e) Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment. As used herein, "RESTRICTED PAYMENT" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in equity interests of the same class) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

            (f) Purchase Of Assets; Investments. The Company will not, and will not permit any of its Subsidiaries to, acquire any assets other than in the Ordinary Course of Business. The Company will not, and will not permit any of its Subsidiaries to, make, acquire or own any Investment (as defined below) in any Person other than Investments in Subsidiaries; provided that the aggregate amount of Investments in Subsidiaries (whether now existing or hereafter created or acquired) made after the date hereof shall not exceed $100,000. Without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to, (i) acquire or create any Subsidiary or (ii) engage in any joint venture or partnership with any other Person, in each case without the prior written consent of the Investor; provided that the foregoing clause (i) shall not prohibit the Company or any Subsidiary from entering into a strategic alliance which does not involve the transfer of cash or other assets, or equity of the Company or any such Subsidiary. As used herein, "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, guarantee or otherwise.

            (g) Transactions With Affiliates. Except for transactions on fair and reasonable terms and conditions no less favorable to the Company as the terms and conditions which would apply in a comparable transaction with a Person other than an Affiliate, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any of the Subsidiaries without the prior written consent of the Investor. Additionally, the Company will not, and will not permit its Subsidiaries to, make any loans that aggregate more than $10,000 or authorize or enter into any employment, consulting or similar compensation agreements (other than at-will arrangements) in excess of $150,000.

            (h) Notice Of Issuance Of Securities. The Company shall not issue any securities from the date of this Agreement until the conversion of the Notes, in their entirety, without the prior written consent of the Investor, such consent not to be unreasonably withheld; provided that the Company shall not be required to obtain such consent in connection with (i) any issuance of securities pursuant to the exercise or conversion of any securities outstanding as of the date of this Agreement, (ii) the issuance of any shares of Common Stock, or options or other rights to purchase or acquire shares of Common Stock, or the issuance of any other securities, to directors, employees, consultants or advisors to the Company pursuant to a formal plan duly adopted by the board of directors, (iii) the issuance by the Company of Common Stock to any Person that is not an Affiliate of the Company or (iv) the issuance by the Company of Common Stock to the Investor as payment of interest on any Note.

            (i) Amendments And Waivers. Without the prior written consent of the Investor, the Company will not, nor will the Company permit any of its Subsidiaries to, amend or waive any of the Organizational Documents of the Company or such Subsidiary.

            (j) No Impairment. The Company will not, by amendment of Organizational Documents, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the provisions of this Agreement or any of the Transaction Documents, but will at all times in good faith assist in the carrying out of all such provisions and in the taking of all such action as may be necessary or appropriate to protect the rights of the Investor under this Agreement and the other Transaction Documents against wrongful impairment.

            (k) Compliance. The Company will not become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Company's or its Subsidiaries' business or operations or would reasonably be expected to cause a Material Adverse Effect.

      9. RIGHTS OF FIRST REFUSAL.

            (a) Subsequent Offerings. The Investor shall have the following rights of first refusal with respect to New Securities (as defined below) that the Company may from time to time propose to sell and issue after the date of this Agreement:

                  (i) Until the Investor converts in full the Notes or the Company repays in full the full principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes, the Investor shall have a right of first refusal to purchase all such New Securities (other than the New Securities excluded by subsection (iv) hereof); and

                  (ii) At anytime after the Investor has converted in full the Notes or the Company has repaid in full the principal amount, all accrued but unpaid interest outstanding and any other amounts owed on the Notes and for so long as the Investor owns Securities representing, convertible into and/or exercisable for at least 50% of the Common Stock Equivalents (as defined below), the Investor shall have a right of first refusal to purchase up to that portion of such New Securities (other than the New Securities excluded by subsection (v) hereof) that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Notes or exercise or conversion of the Warrant then held, by the Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

The term "NEW SECURITIES" shall mean (A) any Common Stock, Preferred Stock or other debt or equity security of the Company, or (B) any security convertible into or exercisable for (including without limitation a warrant or option), with or without consideration, any Common Stock, Preferred Stock or other debt or equity security of the Company (including any option to purchase such a convertible security). The term "COMMON STOCK EQUIVALENTS" shall mean all shares of Common Stock issued to the Investor pursuant to conversion of the Notes or exercise or conversion of the Warrant plus all shares of Common Stock issuable to the Investor upon conversion of the Notes or exercise or conversion of the Warrant.

            (b) Exercise Of Rights. If the Company proposes to issue any New Securities, it shall give the Investor written notice of its intention, describing the New Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have fifteen (15) days from the giving of such notice to agree to purchase up to 100% of the New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (c) Issuance Of Securities To Other Persons. If the Investor fails to exercise in full its rights of first refusal, the Company shall have ninety
(90) days thereafter to sell the New Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to subsection (ii) hereof. If the Company has not sold such New Securities within ninety (90) days of the notice provided pursuant to subsection (ii) hereof, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investor in the manner provided above.

            (d) Excluded Securities. The rights of first refusal established by this SECTION 9 shall not apply with respect to any of the following:

                  (i) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors and are issued pursuant to a registration on, and in strict conformity with the eligibility requirements of, Form S-8; or

                  (ii) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to consultants of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors and are issued pursuant to a registration on, and in strict conformity with the eligibility requirements of, Form S-8.

      10. LEGENDS.

            (a) Each certificate representing any of the Securities shall bear a legend substantially in the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED."

The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

            (b) Any legend endorsed on a certificate pursuant to Section 10(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (i) if such Securities are registered and sold under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of such Securities may be made without registration.

      11. INDEMNIFICATION. The Company agrees to protect, indemnify, defend and hold harmless the Investor and all of its Affiliates, partners, and their respective directors, members, attorneys (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents), representatives, officers, and employees (collectively, the "INDEMNITEES") from and against any and all liabilities, losses, damages or expenses (including in respect of or for attorney's fees and other expenses) of any kind or nature and from any suits, claims or demands, causes of action, proceedings, (payable by the Company monthly in advance of being incurred if the Company is not immediately assuming satisfactory defense of the matter, in the amounts reasonably estimated by the Investor to be incurred) arising on account of, relating to, in connection with, or as a result of (i) any breach of a representation or warranty of the Company contained herein, (ii) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents, (iii) any use by the Company of any proceeds of the Notes, and (iv) any violation by the Company, its Subsidiaries or their respective officers, directors and employees of the Securities Act, the Exchange Act, or any other applicable rule, regulation or law arising on account of, relating to, in connection with, or as a result of the Transaction Documents and/or the transactions contemplated therein, except to the extent such liability is finally judicially determined to directly arise from the willful misconduct or gross negligence of any such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Purchaser believes is covered by this indemnity, Investor shall give the Company notice of the matter and an opportunity to defend it, at the Company's sole cost and expense, with legal counsel reasonably satisfactory to Investor. Any failure or delay of Investor to notify the Company of any such suit, claim or demand shall not relieve the Company of its obligations under this SECTION 11 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of the Company under this SECTION 11 shall survive the payment and performance of the Company's obligations under the Transaction Documents.

      12. MISCELLANEOUS.

            (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.

            (b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

            (c) Exclusive Jurisdiction. Any action or proceeding brought by a party hereto arising out of or in connection with this Agreement or any other Transaction Document, shall be brought solely in a court of competent jurisdiction located in the County of Los Angeles, State of California, or in the United States District Court for the Central District of California. the parties agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of Los Angeles. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with SECTION 12(J) hereof.

            (d) JURY WAIVER. EACH OF COMPANY AND INVESTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. COMPANY AND INVESTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

            (e) Survival. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

            (f) Successors and Assigns. Subject to the restrictions on transfer described in SECTIONS 12(G) and (h) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

            (g) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of the Notes for registration of transfer, the Company shall treat the Person in whose name such Notes is registered as the owner and holder of such Notes for all purposes whatsoever, whether or not such Notes shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Notes, the holder of the Notes, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company's chief executive office, and promptly thereafter and at the Company's expense, except as provided below, receive in exchange therefor one or more new Notes, each in the principal requested by such holder, dated the date to which interest shall have been paid on the Notes so surrendered or, if no interest shall have yet been so paid, dated the date of the Notes so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Notes so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Notes and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof new Notes executed in the same manner as the Notes being replaced, in the same principal amount as the unpaid principal amount of the Notes and dated the date to which interest shall have been paid on the Notes or, if no interest shall have yet been so paid, dated the date of the Notes.

            (h) Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

            (i) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            (j) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be provided in the manner that notices, requests, demands, consents, instructions or other communications are to be provided under the Initial Note.

            (k) Expenses. The Company shall pay, at the Initial Closing, all legal fees of Investor's counsel in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum amount of $25,000; and shall, upon receipt of a bill therefor, reimburse the reasonable out of pocket expenses of such counsel. The Company shall pay on demand all fees and expenses, including attorneys' fees and expenses, incurred by Investor with respect to any amendments or waivers hereof requested by the Company or in the enforcement or attempted enforcement of any of the obligations of the Company to the Investor under the Transaction Documents or in preserving the Investor's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its Subsidiaries).

            (l) Severability of this Agreement. If one or more provisions of this Agreement are judicially determined to be invalid, illegal or unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered invalid, illegal or unenforceable. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            (m) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

            (n) Publicity. Neither Investor nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, each of the parties hereto, may, if required by the SEC or other regulatory bodies, make such public disclosures with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable; provided, however, that the disclosing party shall give the other party prior written notice of such requirement and a copy of the proposed public disclosure, in all cases with sufficient time for such other parties to seek a protective order or other limit on the proposed public disclosure (unless the disclosing party would suffer penalties or sanctions for failure to immediately disclose such information). The parties hereto acknowledge that immediately following the Initial Closing, the Company intends to file with the SEC a current report on Form 8-K regarding the transactions contemplated hereby, which report likely will include the Transaction Documents attached as exhibits thereto. Investor hereby agrees that it shall not seek a protective order or other limit on the proposed public disclosure of such exhibits to the Transaction Documents.

            (o) Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meaning set forth below:

      "AFFILIATE" has the meanings assigned to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      "APPLICABLE CLOSING DATE" means, with respect to: (A) the Initial Closing, the Initial Closing Date, (B) the Second Closing, the Second Closing Date, (C) the Third Closing, the Third Closing Date, and (D) the Fourth Closing, the Fourth Closing Date.

      "APPLICABLE PURCHASE PRICE" means, with respect to: (A) the Initial Note, the principal balance of the Initial Note, (B) the Second Note, the principal balance of the Second Note, (C) the Third Note, the principal balance of the Third Note, and (D) the Fourth Note, the principal balance of the Fourth Note.

      "BURN RATE" means the rate at which an entity uses up its capital to finance overhead (excluding interest payments on outstanding debt) before generating positive cash flow from operations (i.e., a measure of negative cash flow).

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of California are authorized to be closed.

      "CLOSING" shall mean each of the Initial Closing, Second Closing, Third Closing and Fourth Closing, as applicable.

      "CODE" means the Internal Revenue Code of 1986.

      "COMMON STOCK" means shares of the Company's common stock, par value $0.001 per share.

      "ENCUMBRANCE" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

      "END-USER" shall mean a bona fide purchaser of the Company's product for consumption, and not resale or distribution, by such purchaser. As used in the preceding sentence, "CONSUMPTION" shall include incorporating the Company's product as an integral component other products.

      "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

      "ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to: (i) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (iii) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (v) protecting resources, species or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (vii) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "EVENT OF DEFAULT" shall have the meaning given that term in the Initial Note.

      "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

      "FIALKOV DOCUMENTS" means that certain letter of intent between the Company and 1568931 Ontario Ltd ("ONTARIO") dated September 29, 2004, as amended by that certain letter of intent between the Company and Ontario dated November 1, 2004 and as further amended by that certain letter of intent between the Company and Ontario dated November 18, 2004, and as further amended by that certain letter of intent between the Company and Ontario dated January 4, 2005.

      "FISCAL YEAR" means a fiscal year of the Company.

      "GAAP" means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Financial Statements were prepared.

      "HAZARDOUS MATERIAL" means any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

      "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together will all of the goodwill associated therewith,
(iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

      "INDEBTEDNESS" with respect to the Company or any of the Subsidiaries means, at any time, without duplication, (i) its liabilities for borrowed money and its redemption obligations in respect of mandatory redeemable preferred stock; (ii) its liabilities for the deferred purchase price of property acquired by the Company or any of the Subsidiaries (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (iii) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases; (iv) all liabilities for borrowed money secured by any Encumbrance with respect to any property owned by the Company or any of the Subsidiaries (whether or not it has assumed or otherwise become liable for such liabilities); (v) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (vi) any guaranty of the Company or any of the Subsidiaries with respect to liabilities of a type described in any of subclauses (i) through (v) hereof.

      "KNOWLEDGE"--an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) that individual is actually aware of that fact or matter; or (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

      "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

      "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the rights and remedies of the Investor under the Transaction Documents, or the ability of any of the Company or its Subsidiaries to perform its obligations under the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any Transaction Document, or (iv) the existence, perfection or priority of any security interest granted in the Transaction Documents with respect to, or the value of, any material collateral covered by the Transaction Documents.

      "MATERIAL CONTRACTS" means (i) all of the Company's and its subsidiaries' contracts, agreements, leases or other instruments to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or its properties are bound, which involve prospective fixed and/or contingent payments or expenditures by or to the Company or its subsidiaries of more than $100,000 or in excess of the normal ordinary and usual requirements of its business or which extend for a term of more than a year from the date hereof, (ii) all of the Company's and its subsidiaries' loans or advances to any person or entity, and all loan agreements, bank lines of credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, factoring agreements, conditional sales contracts, letters of credit or other debt instruments to which the Company or any of its subsidiaries is a party, (iii) any guarantees by the Company or any of its subsidiaries, (iv) all material operating or capital leases for equipment to which the Company or any of its subsidiaries is a party,
(v) all non-competition and similar agreements to which the Company is a party,
(vi) all contracts for the employment of any officer or employee, (vii) all contracts, agreements or commitments with any agent, independent contractor, advisor or dealer that are not cancelable by it on notice of not longer than 30 days, (viii) all consulting agreements, (ix) all distributor and sales agency agreements, (x) any collective bargaining or union agreements, contracts or commitments, and (xi) all other contracts filed, or required to be filed by the Company as an exhibit to the Company Reports pursuant to Item 601 of Regulation S-B promulgated pursuant to the Securities Act.

      "MINE CONTRACTS" means (i) the Second Amended and Restated Agreement dated as of March 16, 2001, by and between Hi-Tech Environmental Products, LLC ("Hi-Tech") and Enviro Investment Group, LLC, as amended by a First Amendment dated as of December 31, 2001, a Second Amendment dated as of December 31, 2002, a Third Amendment dated as of February 2, 2004 and a Fourth Amendment dated February 10, 2004, (ii) Agreement dated as of April 5, 2002, by and between Hi-Tech and Red Rock Canyon Mineral, LLC, as amended by a First Amendment dated as of February 2, 2004 and a Second Amendment dated as of February 10, 2004, and
(iii) Agreement dated as of April 5, 2002, by and between Hi-Tech and Valley Springs Mineral, LLC, as amended by a First Amendment dated as of February 2, 2004 and a Second Amendment dated as of February 10, 2004, each as assigned to the Company's subsidiary, VitroCo Incorporated, pursuant to an Assignment and Assumption of Agreements dated February 3, 2004 and as amended by the Settlement and Modification Agreement dated October 1, 2004.

      "MINING COMPANIES" means Enviro Investment Group, A Limited Liability Company, a Nevada limited liability company.

      "NET SALES" means all revenues recognized by the Company from the sale of its products in the Ordinary Course of Business (as determined under GAAP by the Company) on or after January 1, 2004, less: (i) any allowances actually made and taken for returns; shipping and insurance costs; discounts and promotional allowances actually allowed; sales, use, value-added and similar taxes and duties and similar governmental assessments (on products as shipped); (ii) revenues from products sold to any of its Affiliates; and (iii) revenues from products sold pursuant to any pilot or product testing plan, program or endeavor. "NOTES" means the Initial Note, Second Note, Third Note and Fourth Note, collectively. "NOTE" shall refer to each of the Notes, individually.

      "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      "ORDINARY COURSE OF BUSINESS" mean an action taken by a Person only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, articles of organization, partnership agreement or limited liability company operating agreement) or which relate to the internal governance of such Person (such as by-laws).

      "PERSON" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

      "GROSS PROFIT shall have the meaning given that term under GAAP.

      "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in SECTION 5(A)(VI), and shall also include a registration rights agreement in the form of EXHIBIT F covering the shares that may be issued under the applicable Note and applicable Warrant.

      "RELATED PERSON" means, with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;
(c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity). With respect to a specified Person other than an individual, "RELATED PERSON" means: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).For purposes of this definition, (x) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (y) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (z) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

      "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

      "SEC" means the United States Securities and Exchange Commission.

      "SECURITIES" means the Notes, the Warrant and any shares of Common Stock of the Company issuable upon conversion of any of the Notes or exercise or conversion of the Warrant, collectively.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY DOCUMENTS" means, collectively, the Company Security Agreement, the Subsidiary Security Agreement and the Mine Security Agreement.

      "SUBSIDIARY" or SUBSIDIARIES" means with respect to any Person (the "OWNER"), any corporation (other than corporations having no assets, liabilities and operations, which shall be


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dissolved within ten calendar days following the date of this Agreement) or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

      "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

      "THREAT OF RELEASE" means a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      "TRANSACTION DOCUMENTS" has the meaning given that term in SECTION 5(A) of this Agreement and shall include, without limitation, all of the Notes.

      "WARRANTS" shall have the meaning given to that term in Section 1(b) of this Agreement.

      "WARRANT PRICE" means $0.12 per share, subject to adjustment as described in Section 3 of the Warrants.



                            [Signature Page Follows]


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

      The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.



                                    COMPANY:
                                    VITROTECH CORPORATION,
                                    a Nevada corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    INVESTOR:
                                    VITROBIRTH, LLC
                                    a Delaware limited liability company


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


            [Signature page for Note and Warrant Purchase Agreement]


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